Exhitbit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D needs to be filed with respect to the ownership by each of the undersigned of the common shares of Greenbrook TMS Inc.

Dated: March 10, 2023

THE VAMVAKAS FAMILY TRUST

By:	/s/ Elias Vamvakas
	Name:	Elias Vamvakas
	Title	Trustee

GREYBROOK HEALTH INC.

By:	/s/ Sasha Cucuz
	Name:	Sasha Cucuz
	Title	Director